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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 2005

                            Kimco Realty Corporation

               (Exact Name of Registrant as Specified in Charter)

          Maryland                       1-10899                13-2744380
      ---------------                --------------           ---------------
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
     of Incorporation)                File Number)          Identification No.)

                             3333 New Hyde Park Road
                       New Hyde Park, New York 11042-0020

                    (Address of Principal Executive Offices)

                              --------------------

                                 (516) 869-9000

              (Registrant's telephone number, including area code)

          (Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. Below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR240.14d-2b))
|_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry into a Material Definitive Agreement.

      On April 21, 2005, Kimco North Trust III, a wholly-owned entity of Kimco Realty Corporation completed the issuance of $150 million Canadian denominated senior unsecured notes. The notes bear interest at 4.45 percent and mature on April 21, 2010. Kimco Realty Corporation has provided a fully and unconditional guarantee of the notes, which were rated A- and Baa1 by Standard & Poor's and Moody's Investors Service, respectively. The proceeds will be used by Kimco North Trust III to pay down outstanding indebtedness under existing credit facilities, to fund long-term investments in Canadian real estate and for general corporate purposes. The senior unsecured notes are governed by an indenture by and among Kimco North Trust III, Kimco Realty Corporation, as guarantor, and BNY Trust Company of Canada, as trustee, dated April 21, 2005. A copy of the indenture is attached as Exhibit 4.01 hereto and incorporated herein by reference.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

      See Item 1.01 above.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      4.1 Indenture dated April 21, 2005, between Kimco North Trust III, Kimco Realty Corporation, as guarantor, and BNY Trust Company of Canada, as trustee.

      99.1  Press release, dated April 21, 2005 issued by Kimco Realty
            Corporation.




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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2005                      KIMCO REALTY CORPORATION
                                           (registrant)


                                           By:  /s/ Michael V. Pappagallo
                                           ---------------------------------
                                           Name: Michael V. Pappagallo
                                           Its: Vice President and Chief
                                           Financial Officer



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